Resilience and Outperformance Proven by COVID-19

PHILLIPS EDISON & COMPANY
PECO | Nasdaq Listed

Reasons for Portfolio Stability

- **Exclusive Focus on Necessity-Based, Grocery-Anchored Neighborhood Centers**
- **Unique geographic concentration in "Smile" states and suburban markets less impacted by government stay-at-home mandates**
- **86% of ABR was generated from centers with #1 or #2 grocer[1]**
- **August 2021 foot traffic at PECO centers was 106% of the average monthly levels during the year ended December 31, 2019[2]**

Strong, Sector-Leading Rent & Recovery Collections [2]

Neighbor Category	Quarterly Collections Q3 2020	Q4 2020	Q1 2021	Q2 2021
Grocery	99%	100%	100%	100%
Services	95%	95%	97%	99%
Retail Trade	99%	99%	98%	96%
Restaurants	96%	97%	97%	99%
Other	100%	99%	100%	100%
Total	**98%**	**98%**	**98%**	**99%**

Essential, Durable Rent Roll

Strong, Sector-Leading Rent & Recovery Collections[3]


73% Essential / Necessity-Based
Grocery 35.4%
Medical/Pharmacy 2.7%
Banks 2.4%
Dollar Stores 2.2%
Pet Supply 1.9%
Hardware/Automotive 1.7%
Wine, Beer, & Liquor 1.4%
Other Essential 2.7%
Quick Service - Restaurant 9.7%
Beauty & Hair Care 4.9%
Health Care Services 4.0%
Other Necessity 3.5%
Soft Goods 12.4%
Full Service - Restraunt 6.4%
Fitness & Lifestyle 5.2%
Other Retail 3.5%
Essential
Necessity-Based
Other Retail Stores

Note:
1. Wholly-owned portfolio as of 6/30/2021.
2. Placer.ai as of September 2021
3. PECO data includes the prorated portion owned through our joint ventures and is as of 8/20/2021
4. As of 6/30/2021, includes the prorated portion owned through our joint ventures